UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2006

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31239	27-0005456
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 16, 2006, MarkWest Energy Partners L.P. (the “Partnership”) entered into a Purchase Agreement, dated October 16, 2006 (the “Purchase Agreement”), among the Partnership, its wholly-owned subsidiary, MarkWest Energy Finance Corporation (“Finance Corp” and together with the Partnership, the “Issuers”), certain subsidiary guarantors named therein (the “Guarantors”) and RBC Capital Markets Corporation, as the  initial purchaser, relating to the sale and issuance of $75,000,000 in aggregate principal amount of the Issuers’ 8 ½ % senior unsecured notes due 2016 (the “Senior Notes”).  The Senior Notes are being offered as additional debt securities under an indenture (the “Indenture”)  pursuant to which we have issued $200,000,000 in aggregate principal amount of our 8½% Senior Notes due 2016 on July 6, 2006 (the “July Senior Notes”). RBC Capital Markets Corporation is a lender under the Partnership’s credit facility.

Pursuant to the Registration Rights Agreement, the Issuers and the Guarantors will use their reasonable best efforts to file an exchange offer registration statement with the SEC with respect to an offer to exchange the Senior Notes for substantially identical notes that are registered under the Securities Act or to amend the exchange offer registration statement on Form S-4 (File No. 333-136733) previously filed with the SEC in connection with registering the July Senior Notes to include the Senior Notes.  Additionally, the Issuers and the Guarantors have agreed to promptly commence the exchange offer after any exchange offer registration statement registering the Senior Notes is declared effective by the SEC and to use their reasonable best efforts to complete the exchange offer not later than 60 days after such effective date. Under some circumstances, in lieu of a registered exchange offer, the Issuers and the Guarantors have agreed to file a shelf registration statement with respect to the notes and to use their reasonable best efforts to keep the shelf registration statement effective until the earlier of the period specified in Rule 144(k) or the sale pursuant to the shelf registration statement of all of the Senior Notes registered thereunder. The Issuers and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the Senior Notes within the specified time periods.

The description set forth above is qualified in its entirety by the Indenture, which was included as an exhibit to our Current Report on Form 8-K filed on July 7, 2006, and the Registration Rights Agreement, which is filed herewith as an exhibit.

ITEM 8.01.  Other Events.

On October 20, 2006, we closed our private placement of $75 million aggregate principal amount of Senior Notes due 2016.

ITEM 9.01.  Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description of Exhibit
4.01	Registration Rights Agreement dated October 20, 2006, among MarkWest Energy Partners, L.P., MarkWest Energy Finance Corporation, the Guarantors named therein and the Initial Purchaser named therein.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

		By:	MarkWest Energy GP, L.L.C.,
Its General Partner

Date:	October 24, 2006	By:	/s/ NANCY K. BUESE
Nancy K. Buese, Senior Vice President and Acting
Chief Financial Officer